                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                  Matthew L. Feshbach

Address:                               2401 West Bay Drive, Suite 124
                                       Largo, Florida 33770

Designated Filer:                      MLF Investments, LLC

Issuer & Ticker Symbol:                Ambassadors International, Inc. (AMIE)

Statement for Month/Day/Year:          09/19/03

Name:                                  MLF Partners, L.P.

Address:                               2401 West Bay Drive, Suite 124
                                       Largo, Florida 33770

Designated Filer:                      MLF Investments, LLC

Issuer & Ticker Symbol:                Ambassadors International, Inc. (AMIE)

Statement for Month/Day/Year:          09/19/03

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